Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

GATX CORPORATION TO SELL AMERICAN STEAMSHIP COMPANY BUSINESS SEGMENT TO RAND LOGISTICS, INC.

CHICAGO, Feb. 10, 2020 - GATX Corporation (NYSE:GATX) today announced that it has entered into a stock purchase agreement for the sale of its American Steamship Company (ASC) business to Rand Logistics, Inc. for a purchase price of $260 million, subject to working capital and other closing adjustments. GATX expects the net sales proceeds to reduce its new debt issuance in 2020.

ASC operates the largest fleet of U.S.-flagged vessels on the Great Lakes, providing waterborne transportation of dry bulk commodities such as iron ore, coal, and limestone. ASC reported segment profit of $46.1 million for 2019 (including a one-time gain of $10.5 million), and its assets comprised 3.5% of GATX’s total assets on Dec. 31, 2019.

“As a leading operator of self-unloading vessels on the Great Lakes, ASC has been a strong contributor for GATX since 1973,” said Brian A. Kenney, president and chief executive officer of GATX. “This sale allows GATX to focus on our core franchises in global railcar and aircraft spare engine leasing.”

The transaction is subject to customary closing conditions and regulatory approvals.

COMPANY DESCRIPTION

GATX Corporation (NYSE: GATX) strives to be recognized as the finest railcar leasing company in the world by our customers, our shareholders, our employees and the communities where we operate. As the leading global railcar lessor, GATX has been providing quality railcars and services to its customers for more than 121 years. GATX has been headquartered in Chicago, Illinois, since its founding in 1898. For more information, please visit the Company’s website at www.gatx.com.

FORWARD-LOOKING STATEMENTS
Statements in this News Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.
The following factors, in addition to those discussed in our other filings with the SEC, including our Form 10-K for the year ended December 31, 2018 and subsequent reports on Form 10-Q, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

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exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving our railcars and other transportation assets
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inability to maintain our transportation assets on lease at satisfactory rates due to oversupply of assets in the market or other changes in supply and demand
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a significant decline in customer demand for our assets or services, including as a result of:
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weak macroeconomic conditions
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weak market conditions in our customers' businesses
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declines in harvest or production volumes
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adverse changes in the price of, or demand for, commodities
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changes in railroad operations or efficiency
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changes in railroad pricing and service offerings, including those related to "precision scheduled railroading"
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changes in supply chains
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availability of pipelines, trucks, and other alternative modes of transportation
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changes in condition affecting the aviation industry, including geographic exposure and customer concentrations
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other operational or commercial needs or decisions of our customers
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customers' desire to buy, rather than lease, our transportation assets
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higher costs associated with increased assignments of our transportation assets following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives
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events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure

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financial and operational risks associated with long-term railcar purchase commitments, including increased costs due to tariffs or trade disputes
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reduced opportunities to generate asset remarketing income
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inability to successfully consummate and manage ongoing acquisition and divestiture activities
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operational and financial risks related to our affiliate investments, including the Rolls-Royce & Partners Finance joint ventures and the durability and reliability of aircraft engines
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fluctuations in foreign exchange rates
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failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
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asset impairment charges we may be required to recognize
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deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
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uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2021
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competitive factors in our primary markets, including competitors with a significantly lower cost of capital than GATX
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risks related to our international operations and expansion into new geographic markets, including the inability to access railcar supply and the imposition of new or additional tariffs, quotas, or trade barriers
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changes in, or failure to comply with, laws, rules, and regulations
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inability to obtain cost-effective insurance
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environmental remediation costs
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our assets may become obsolete
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inadequate allowances to cover credit losses in our portfolio
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operational, functional and regulatory risks associated with severe weather events, climate change and natural disasters
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inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Shari Hellerman
Director, Investor Relations
GATX Corporation
312-621-4285
shari.hellerman@gatx.com

Investor, corporate, financial, historical financial, and news release information may be found at www.gatx.com.

(2/10/2020)